UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 15, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 15, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) announced data from three oral presentations by faculty at the Center for Transplantation Sciences, Massachusetts General Hospital Center at the 29th International Congress of The Transplantation Society (TTS 2022) held September 10-14, 2022 (collectively, the “Presentations”). The data involve studies of the Company’s TNX-1500 (Fc modified anti-CD40L monoclonal antibody) product candidate in development for the prevention of organ transplant rejection. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference. The Presentations, which may contain nonpublic information, are filed as Exhibits 99.02, 99.03 and 99.04 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01, 99.02, 99.03 and 99.04 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On September 15, 2022, the Company announced data from the Presentations involving studies of the Company’s TNX-1500 (Fc modified anti-CD40L monoclonal antibody) product candidate. The molecular target of TNX-1500 is CD40-ligand (CD40L, which is also known as CD154). The Presentations include data demonstrating that TNX-1500 treatment showed activity in preventing organ rejection and was well tolerated in non-human primates. Blockade of CD40L with TNX-1500 monotherapy consistently and safely prevented pathologic alloimmunity in non-human primate cardiac and kidney allograft models without clinical thrombosis.

The Presentations include data demonstrating that TNX-1500 treatment showed activity in preventing xenograft kidney rejection and was well tolerated in non-human primates. Xenografts are transplanted organs from donors of a different species from the recipient, and in this study, the xenografts originated from genetically engineered pigs. Blockade of CD40L with TNX-1500 monotherapy consistently and safely prevented pathologic xenoimmunity in non-human primate kidney xenograft models without clinical thrombosis. TNX-1500 is a third generation anti-CD40L mAb that has been designed by protein engineering to decrease FcγRII binding and to reduce the potential for thrombosis. Animal studies found that TNX-1500 retains activity to prevent rejection and preserve graft function. The Company believes that TNX-1500 has the potential for treating and preventing organ transplant rejection in both allograft and xenograft transplants. The Company expects to initiate a Phase 1 trial of TNX-1500 in the first half of 2023. Based on results of anti-CD40L in numerous animal models, the Company believes that TNX-1500 has the potential for treating a number of autoimmune conditions.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01	Press release of the Company, dated September 15, 2022
	99.02	Monotherapy with TNX-1500, an Fc-modified anti-CD154 mAb, prolongs cardiac allograft survival in cynomolgus monkeys
	99.03	Long-term (>1 year) rejection-free survival of kidney xenografts with triple xenoantigen knockout and multiple human transgenes in nonhuman primates
	99.04	Long-term rejection-free renal allograft survival with Fc-modified anti-CD154 antibody monotherapy in nonhuman primates
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: September 15, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer